SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Merrill Lynch & Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)
4 World Financial Center
New York, New York	10080
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-97937

Securities to be registered pursuant to Section 12(b) of the Act:

                                             (None)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7% Callable STock Return Income DEbt SecuritiesSM due January , 2005, payable at maturity with General Electric Company common stock	The Nasdaq National Market

“STock Return Income DEbt Securities” and “STRIDES” are service marks of Merrill Lynch & Co., Inc.

Item 1.	Description of Registrant’s Notes to be Registered.

The description of the general terms and provisions of the 7% Callable STock Return Income DEbt SecuritiesSM due January     , 2005, payable at maturity with General Electric Company common stock, to be issued by Merrill Lynch & Co., Inc. (the “Notes”) set forth in the Preliminary Prospectus Supplement dated December 18, 2002, and the Prospectus dated September 25, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-97937 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits.

	99 (A)	Preliminary Prospectus Supplement dated December 18, 2002, and Prospectus dated September 25, 2002, (incorporated by reference to registrant’s filing pursuant to Rule 424 (b)).

	99 (B)	Form of Note.

99 (C)
Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on the Nasdaq National Market.

*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/S/ JUDITH A. WITTERSCHEIN
Judith A. Witterschein
Secretary

Date: December 23, 2002

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS
TO
FORM 8-A DATED DECEMBER 23, 2002

INDEX TO EXHIBITS

Exhibit No.

99 (A)	Preliminary Prospectus Supplement dated December 18, 2002, and Prospectus dated September 25, 2002 (incorporated by reference to registrant’s filing pursuant to Rule 424 (b)).

99 (B)	Form of Note.

99 (C)
Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.